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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AmVestors Financial Corporation on Form S-8 of the reports of Deloitte & Touche dated March 30, 1994, appearing in the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP

Kansas City, Missouri
October 11, 1994
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